Exhibit 99.1

InspireMD Reports Fourth Quarter and Full Year 2025 Financial Results

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Miami, FL — March 18, 2026 – InspireMD, Inc. (Nasdaq: NSPR) (“InspireMD” or the “Company”), developer of the CGuard® Prime carotid stent system for the prevention of stroke, today announced financial and operating results for the fourth quarter and year ended December 31, 2025.

Recent Business Highlights:

●	Generated revenue of $3.1 million in the fourth quarter of 2025, up 62% year-over-year.
●	Sustained strong commercial traction in the U.S. with the launch of CGuard Prime and continued growth in international demand for CGuard.
●	Supported over 500 cumulative carotid procedures utilizing CGuard Prime across leading hospitals and integrated delivery networks since launch.
●	Completed enrollment in CGUARDIANS II pivotal trial evaluating the safety and performance of CGuard Prime designed for use in transcarotid artery revascularization (“TCAR”) procedures.
●	Submitted a PMA-S to the U.S. Food and Drug Administration (“FDA”) seeking an approval for indications of use of CGuard Prime in TCAR procedures.
●	Published C-GUARDIANS manuscript of pivotal trial results in the Journal of the American College of Cardiology.

“We continue to see robust early momentum in our U.S. business with CGuard Prime and growing demand internationally for CGuard as we build a platform designed to position us to be a global leader in the treatment of carotid artery disease and the prevention of stroke,” said Marvin Slosman, CEO of InspireMD. “In addition, we are committed to advancing CGuard Prime for use in TCAR procedures. Once approved, this will potentially double our addressable U.S. market opportunity. We expect more catalysts in 2026 that may accelerate the adoption of our next-generation stent platform and the growth of our business.”

Financial Results for the Fourth Quarter Ended December 31, 2025

For the fourth quarter of 2025, total revenue was $3.1 million, representing an increase of 62%, as compared to $1.9 million during the same period of 2024 and a sequential increase of 25% over the third quarter of 2025.

U.S. revenue for the fourth quarter of 2025 was $0.9 million, representing sequential growth of 74% during the Company’s second quarter of launch of CGuard Prime. International revenue was $2.3 million, a 17% increase over the fourth quarter of 2024, reflecting increased penetration of international markets with CGuard.

Gross profit for the fourth quarter of 2025 was $1.2 million, or 37.5% of revenue, compared to $0.5 million, or 24.1% of revenue, for the same period of 2024. The increase in gross margin (gross profit as a percentage of revenue) was driven by a favorable shift in sales mix towards significantly higher margin revenue from sales in the U.S.

Total operating expenses for the fourth quarter of 2025 were $13.3 million, an increase of $3.5 million, compared to $9.8 for the fourth quarter of 2024. This increase was primarily due to greater headcount-related expenses for the U.S. commercial team, as well as additional investment in resources and infrastructure to support the U.S. commercial launch of CGuard Prime.

Financial income, net for the fourth quarter of 2025 was $0.4 million, an increase of $0.1 million, compared to financial income of $0.3 million for the fourth quarter of 2024. This increase was primarily due to an increase in financial income from investments in marketable securities and money market funds, partially offset by an increase in financial expenses related to changes in exchange rates.

Net loss for the fourth quarter of 2025 was $11.8 million or $0.14 per basic and diluted share, compared to a net loss of $9.2 million or $0.19 per basic and diluted share, for the same period in 2024.

Financial Results for the Year Ended December 31, 2025

For the full year 2025, total revenue was $9.0 million, representing an increase of 28%, as compared to $7.0 million during the full year 2024.

U.S. revenue for the full year 2025 was $1.4 million, representing the first two quarters of launch of CGuard Prime in the U.S. International revenue was $7.6 million, an 8% increase over the full year 2024 driven by increasing sales of CGuard through distributors in key international markets.

Gross profit for the full year 2025 was $2.7 million, or 29.5% of revenue, compared to $1.5 million, or 21.5% of revenue, for the full year 2024. Gross margin was driven by a favorable shift in sales mix towards significantly higher margin revenue from sales in the U.S.

Total operating expenses for the full year 2025 were $52.3 million, an increase of $17.3 million, compared to $35.0 million for the full year 2024. This increase was primarily due to greater headcount-related expenses for the U.S. commercial team, as well as additional resources and infrastructure to support the U.S. commercial launch of CGuard Prime.

Financial income, net for the full year 2025 was $0.9 million, a decrease of $0.7 million compared to financial income of $1.6 million for the full year 2024. This decrease was primarily due to a decrease in financial income from investments in marketable securities and money market funds and an increase in financial expenses related to changes in exchange rates.

Net loss for the full year 2025 was $48.8 million or $0.76 per basic and diluted share, compared to a net loss of $32.0 million or $0.76 per basic and diluted share, for the full year 2024.

As of December 31, 2025, cash and cash equivalents and marketable securities were $54.2 million compared to $34.6 million as of December 31, 2024.

2026 Revenue Outlook

The Company is providing its initial expectations for full year 2026. Management currently expects revenue for the full year 2026 to be in the range of $13 million to $15 million, reflecting expected revenue growth of approximately 45% to 65% over 2025.

The revenue guidance provided above constitutes forward-looking statements and actual results may differ materially. Refer to the “Forward-looking Statements” safe harbor section below for information on the factors that could cause the Company’s actual results to differ materially from these forward-looking statements, as well as our Form 10-K for the fiscal year ended December 31, 2025, including in “Management’s Discussion and Analysis of Financial Condition and Results of Operations ‒ Liquidity and Capital Resources” and “Risk Factors”, for further context.

Conference Call and Webcast Details

Management will host a conference call at 8:30 am ET today, March 18th, to review financial results and provide an update on corporate developments. Following management’s formal remarks, there will be a question-and-answer session. A live audio webcast and an archive of the recording will be available through the Investors page of InspireMD’s corporate website at https://investors.inspiremd.com.

About InspireMD, Inc.

InspireMD seeks to utilize its proprietary MicroNet ™ mesh technology to make its products the industry standard for carotid stenting by providing outstanding acute results and durable, stroke-free long-term outcomes. InspireMD’s common stock is quoted on Nasdaq under the ticker symbol NSPR. We routinely post information that may be important to investors on the Company’s website. For more information, please visit www.inspiremd.com.

Forward-looking Statements

This press release contains “forward-looking statements.” Forward-looking statements include, but are not limited to, statements regarding InspireMD or its management team’s expectations, hopes, beliefs, intentions or strategies regarding future events, future financial performance, strategies, expectations, competitive environment and regulation. Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential”, “scheduled” or similar words. In particular, forward-looking statements in this press release include the Company’s anticipated revenues and other results for the full year 2026. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with the Company’s history of recurring losses and negative cash flows from operating activities, significant future commitments and the uncertainty regarding the adequacy of its liquidity to pursue its complete business objectives, and substantial doubt regarding its ability to continue as a going concern; the Company’s need to raise additional capital to meet its business requirements in the future and such capital raising may be costly or difficult to obtain and could dilute out stockholders’ ownership interests; the clinical development, commercialization and market acceptance of the Company’s products; whether the clinical trial results for the Company’s products will be predictive of real-world results; an inability to secure and maintain regulatory approvals for the sale of the Company’s products; negative clinical trial results or lengthy product delays in key markets; the Company’s ability to maintain compliance with the Nasdaq listing standards; the Company’s ability to generate significant revenues from its products; estimates of the Company’s expenses, future revenues, capital requirements and its needs for and ability to access sufficient additional financing, including any unexpected costs or delays in the ongoing commercial launch of its products; the Company’s dependence on a single manufacturing facility and its ability to comply with stringent manufacturing quality standards and to increase production as necessary; the risk that the data collected from the Company’s current and planned clinical trials may not be sufficient to demonstrate that its technology is an attractive alternative to other procedures and products; intense competition in the Company’s industry, with competitors having substantially greater financial, technological, research and development, regulatory and clinical, manufacturing, marketing and sales, distribution and personnel resources than it does; entry of new competitors and products and potential technological obsolescence of the Company’s products; inability to carry out research, development and commercialization plans; loss of a key customer or supplier; technical problems with the Company’s research and products and potential product liability claims; product malfunctions; price increases for supplies and components; whether access to the Company’s products is achieved in a commercially viable manner and whether its products receive adequate reimbursement by governmental and other third-party payers; the Company’s efforts to successfully obtain and maintain intellectual property protection covering its products, which may not be successful; adverse federal, state and local government regulation, in the United States, Europe or Israel and other foreign jurisdictions; the fact that the Company conducts business in multiple foreign jurisdictions, exposing it to foreign currency exchange rate fluctuations, logistical and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction; security, political and economic instability in the Middle East that could harm the Company’s business, including due to the current security situation in Israel; current or future unfavorable economic and market conditions and adverse developments with respect to financial institutions and associated liquidity risk; and changes in tariffs, trade barriers, price and exchange controls and other regulatory requirements and the impact of such policies on the Company, its customers and suppliers, and the global economic environment. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Investor Contacts:

Webb Campbell

Gilmartin Group LLC

Webb@gilmartinir.com

investor-relations@inspiremd.com

CONSOLIDATED STATEMENTS OF OPERATIONS (1)

(U.S. dollars in thousands, except share and per share data)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2025	2024	2025	2024

Revenues	$3,149	$1,949	$8,979	$7,009
Cost of revenues	1,969	1,480	6,330	5,503

Gross Profit	1,180	469	2,649	1,506

Operating Expenses:
Research and development	3,475	3,693	15,003	13,634
Selling and marketing	5,239	1,915	16,553	6,069
General and administrative	4,550	4,228	20,707	15,306

Total operating expenses	13,264	9,836	52,263	35,009

Loss from operations	(12,084)	(9,367)	(49,614)	(33,503)

Financial income, net	386	252	891	1,557

Loss before tax expenses	(11,698)	(9,115)	(48,723)	(31,946)

Tax expenses	63	59	63	59

Net Loss	$(11,761)	$(9,174)	$(48,786)	$(32,005)

Net loss per share – basic and diluted	$(0.14)	$(0.19)	$(0.76)	$(0.76)

WEIGHTED AVERAGE NUMBER OF COMMON STOCK USED IN COMPUTING NET LOSS PER SHARE - basic and diluted	82,368,316	48,889,766	64,325,810	41,928,360

CONSOLIDATED BALANCE SHEETS (2)

(U.S. dollars in thousands, except share and per share data)

	December 31,	December 31,
	2025	2024
ASSETS
Current Assets:
Cash and cash equivalents	$8,939	$18,916
Marketable securities	45,272	15,721
Accounts receivable:
Trade, net	2,168	1,572
Other	400	682
Prepaid expenses	1,296	1,060
Inventory	3,396	2,570

Total current assets	61,471	40,521

Non-current assets:
Long term deposit	442	426
Property, plant and equipment, net	3,584	2,371
Operating lease right of use assets	2,758	2,360
Funds in respect of employee rights upon retirement	1,149	1,129

Total non-current assets	7,933	6,286

Total assets	$69,404	$46,807

CONSOLIDATED BALANCE SHEETS (2)

(U.S. dollars in thousands, except share and per share data)

	December 31,	December 31,
	2025	2024
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accruals:
Trade	$1,255	$1,254
Other	9,457	6,424
Total current liabilities	10,712	7,678

Long-term liabilities:
Operating lease liabilities net of current maturities	2,224	1,796
Liability for employee rights upon retirement and others	1,267	1,247
Total long-term liabilities	3,491	3,043

Total liabilities	$14,203	$10,721

Equity:
Common stock, par value $0.0001 per share; 150,000,000 shares authorized at December 31, 2025 and 2024; 43,532,281 and 26,611,033 shares issued and outstanding at December 31, 2025 and 2024, respectively	4	3
Preferred C shares, par value $0.0001 per share; 1,172,000 shares authorized at December 31, 2025 and 2024; 1,718 shares issued and outstanding at December 31, 2025 and 2024, respectively	*	*
Additional paid-in capital	357,489	289,589
Accumulated deficit	(302,292)	(253,506)

Total equity	55,201	36,086

Total liabilities and equity	$69,404	$46,807

(1) All 2025 financial information for the twelve months ended December 31, 2025 is derived from the Company’s 2025 audited financial statements and all financial information for the twelve months ended December 31, 2024 is derived from the Company’s 2024 audited financial statements, included in the Company’s Annual Report on Form 10-K, for the twelve months ended December 31, 2025 filed with the Securities and Exchange Commission. All financial information for the three months ended December 31, 2025 and 2024 is derived from the Company’s unaudited financial statements.

(2) All December 31, 2025, financial information is derived from the Company’s 2025 audited financial statements and all December 31, 2024, financial information is derived from the Company’s 2024 audited financial statements, as disclosed in the Company’s Annual Report on Form 10-K, for the twelve months ended December 31, 2025, filed with the Securities and Exchange Commission.